UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2022

Vivid Seats Inc.

(Exact name of registrant as specified in charter)

Delaware	001-40926	86-3355184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 N. Canal Street
Suite 800
Chicago, Illinois	60606
(Address of principal executive offices)	(Zip code)

(312) 291-9966

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SEAT	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A Common Stock	SEATW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On May 26, 2022, Vivid Seats Inc., a Delaware corporation (the “Company”), issued a press release announcing the commencement of (i) its offer to the holders of its outstanding public warrants each to purchase shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of the Company, the opportunity to receive 0.240 shares of Class A Common Stock in exchange for each outstanding public warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”), and (ii) the solicitation of consents (the “Consent Solicitation”) from holders of the public warrants to amend the Amended and Restated Warrant Agreement, dated as of October 14, 2021, by and between Horizon Acquisition Corporation, the Company’s predecessor, and Continental Stock Transfer & Trust Company, as warrant agent, which governs all of the public warrants (the “Warrant Amendment”). If approved, the Warrant Amendment would permit the Company to require that each public warrant that is outstanding upon the closing of the Offer be converted into 0.213 shares of Class A Common Stock, which is a ratio 12.7% less than the exchange ratio applicable to the Offer. The Offer and Consent Solicitation are made solely upon the terms and conditions in a Prospectus/Offer to Exchange and other related offering materials that are being distributed to holders of the public warrants. The Offer and Consent Solicitation will be open until 11:59 p.m., Eastern Daylight Time, on June 29, 2022, or such later time and date to which the Company may extend.

On May 26, 2022, the Company also announced that its Board of Directors authorized a share repurchase program (the “Share Repurchase Program”), pursuant to which the Company may, from time to time, purchase shares of its Class A Common Stock for an aggregate purchase price not to exceed $40 million. Share repurchases may be executed through various means, including, without limitation, open market transactions or privately negotiated transactions. The Share Repurchase Program does not obligate the Company to purchase any minimum number of shares and expires on March 31, 2023. The Share Repurchase Program may be suspended, modified or discontinued at any time without prior notice. No share repurchases will be made pursuant to the Share Repurchase Program until after the completion of the Offer.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Vivid Seats Inc., dated May 26, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vivid Seats Inc.

Date: May 26, 2022

	By:	/s/ Lawrence Fey
	Name:	Lawrence Fey
	Title:	Chief Financial Officer